UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

TRYON ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53139	26-1530805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Tryon Street, Suite 308, Charlotte, North Carolina 28202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 372-2218

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

(1)

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2012, the Company and its principal stockholder, Jonathan Patton, executed a letter agreement wherein Mr. Patton agreed to return to the Company for cancellation all 1,350,000 shares of common stock he owned as of said date in consideration of his release by the Company from his obligations under an agreement between them dated August 17, 2011 (the “2011 Agreement”). Under 2011 Agreement, Mr. Patton had agreed (i) to pay $135 for the stock he purchased; (ii) to pay all costs and expenses incurred by the Company after the date thereof; (iii) to actively engage in the identification of and negotiation for a Business Combination, and (iv) not to seek any contribution of capital from any other stockholder or affiliate of the Company after the date thereof.

Also on August 28, 2012, the Company sold and issued 850,000 shares of common stock to the persons named in the table below at a price equal to the par value per share. After giving effect to the issuance of the shares described in the foregoing sentence, there were 1,000,000 shares of common stock outstanding held as follows:

Name	No. of Shares Sold	Aggregate Purchase Price	Amount of Beneficial Ownership After Giving Effect to Issuance	Percent of Outstanding Shares of Class Owned After Giving Effect to Issuance

Ange Properties, LLC	325,000	$32.50	400,000	40%
Garvin Strategic Capital, LLC	162,500	$16.50	200,000	20%
Gideon Atlantic, LLC [1]	162,500	$16,50	200,000	20%
Ange Capital, LLC	200,000	$20.00	200,000	20%

1. This entity is wholly owned by Mercer Cauley, the Company’s president and sole director.

The Company issued the shares pursuant to the exemption from the registration requirements under the Securities Act afforded by Section 4(2) thereof.

The transactions consummated by the above-referenced transactions resulted in a change in control of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, the Board of Directors appointed Justin Ange, age 25, to serve as the Vice President of the Company. Mr. Ange will serve at the discretion of the Board of Directors. There are no arrangements or understandings between Mr. Ange and any other person pursuant to which he was selected as an officer. Mr. Ange is the nephew of Mercer Cauley, our President and sole director, and the son of Dalton Ange, the owner of Ange Properties LLC, a principal stockholder. Mr. Ange is not a party to any transaction in which he has or will have a direct or indirect material interest, except that his father, Dalton Ange, has loaned the Company the aggregate principal amount of $43,531 since inception.

Since January 2011, Mr. Ange has served as the Operations Manager of MedSource Pharmacy located in Kinston, North Carolina, where is responsible for all activities associated with its daily operations, including internal accounting, marketing, front-end management, purchasing, supply chain management and human services management. Mr. Ange graduated from College of Charleston with a bachelor of sciences in business administration in December 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K

99.1 Letter Agreement by and between the registrant and Jonathan Patton dated August 28, 2012.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRYON ALPHA, INC.

Date: August 28, 2012 By:

/s/ Mercer Cauley.

Mercer Cauley, President